EXHIBIT 6.6

ELECTION FORM ADDENDUM

THIS ELECTION FORM ADDENDUM (this “Addendum”) is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the “Agreement”) dated as of the eighth day of March, 2023, between Sammie Francis Joseph III (collectively, “Buyer”) and Seller, as defined in the Agreement, respecting Lot 37 of Block H in Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the “Community”).

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Affiliated Business. Seller has given Buyer notice in the Affiliated Business Arrangement Disclosure Statement that Seller has business relationships with Lennar Mortgage, LLC (“Lennar Mortgage”), Lennar Title, Inc. (“Lennar Title”), and North American Title Insurance Company. Buyer understands and acknowledges that if Buyer elects to use Lennar Title, Lennar Title may issue title insurance through various underwriters including North American Title Insurance Company. Buyer is hereby informed that Buyer is not obligated to use an affiliated business of Seller as a condition to the sale of the Home.

3. Incentives for Use of Affiliated Business.

3.1 By checking one of the boxes below and initialing below the selected text, Buyer hereby selects the lender and title company that Buyer will use in connection with the purchase of the Home.

3.1.1	☐	Buyer elects to use both Lennar Mortgage (or such other lender named on the Approved Lender Addendum) and Lennar Title.

3.1.2	☐	Buyer intends to purchase the Home without financing, but elects to use Lennar Title as its title company.

3.1.3	☐	Buyer elects to use a Lender other than Lennar Mortgage (or such other lender named on the Approved Lender Addendum) as its Lender, but elects to use Lennar Title as its title company.

3.1.4	☒	Buyer elects to use a Lender other than Lennar Mortgage (or such other lender named on the Approved Lender Addendum) as its Lender and a title company other than Lennar Title.

Buyer’s Initials

3.2 If Buyer selects option 3.1.1 above,

☐	At Closing Seller will contribute up to ($.00) towards Buyer’s Closing costs.

☐	The cost for the standard Owner’s Title Policy (“OTP”) shall be credited to Buyer by Seller at Closing.

(each, an “Incentive”). Buyer’s entitlement to the Incentives is contingent upon Buyer’s use of Lennar Mortgage and/or Lennar Title in the closing of the Home. The Incentive shall be applied to costs in an order determined by Seller in its sole discretion. Buyer may change Buyer’s selection at a later date (e.g., elect to use Lennar Mortgage and/or Lennar Title).

4. Buyer’s Acknowledgement. In the event that Buyer has chosen not to use Lennar Mortgage or one of Seller’s approved lenders named on the Approved Lender Addendum for the purchase of the Home, Buyer acknowledges and agrees that, by doing so, circumstances may occur that are beyond Seller’s control and could delay the closing date. Pursuant to the Agreement, Buyer is contractually obligated to close on the Home when it is complete. However, if Buyer is unable to close on the Home by the date required under the Agreement, Seller shall have the right to exercise any of its rights and remedies as set forth in the Agreement.

5. Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

6. Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Page 1 of 2

7. Entire Agreement. The Agreement, together with this Addendum and any other addenda or riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Buyer	- Sammie Francis Joseph III	Buyer -
Date	3/20/2023	Date

Buyer -		Buyer -
Date		Date

SELLER:
Lennar Homes of Texas Sales and Marketing, Ltd. a

By
Kody Walker
Title:	Authorized Representative

Date Signed by Seller: 3/20/2023

Page 2 of 2

Certificate Of Completion
Envelope Id: F78B33F80F9D407A89D8218F7FCB6334		Status: Completed
Subject: Contract Documents for Sammie Francis Joseph III - AUS - 4675524H37 - Sunset Oaks Stonehill
Source Envelope:
Document Pages: 2	Signatures: 2	Envelope Originator:
Certificate Pages: 6	Initials: 1	Lennar Corporation
AutoNav: Enabled		5505 Blue Lagoon Drive, Suite 502
EnvelopeId Stamping: Enabled		Miami, FL 33126 docusign@lennar.com
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		IP Address: 129.146.110.246

Record Tracking
Status: Original	Holder: Lennar Corporation	Location: DocuSign
3/20/2023 1:47:00 PM

Signature Events	Signature	Timestamp
Sammie Francis Joseph III		Sent: 3/20/2023 1:47:01 PM
Viewed: 3/20/2023 1:59:17 PM
Manager		Signed: 3/20/2023 1:59:24 PM
Joseph companies
Security Level: Email, Account Authentication (None)	Signature Adoption: Pre-selected Style Using IP Address: 67.198.12.55

Electronic Record and Signature Disclosure:
Accepted: 1/21/2023 10:29:18 AM
ID: 37e488ca-7b6e-4842-a0a6-03ad4d1586a4

Kody Walker		Sent: 3/20/2023 1:59:25 PM
Viewed: 3/20/2023 2:00:21 PM
New Home Consultant		Signed: 3/20/2023 2:00:27 PM
Lennar Corporation
Security Level: Email, Account Authentication (None)	Signature Adoption: Drawn on Device Using IP Address: 76.183.218.108 Signed using mobile

Electronic Record and Signature Disclosure:
Not Offered via DocuSign

In Person Signer Events	Signature	Timestamp
Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps

Envelope Sent Certified Delivered Signing Complete	Hashed/Encrypted Security Checked Security Checked	3/20/2023 1:47:01 PM 3/20/2023 2:00:21 PM 3/20/2023 2:00:27 PM

Envelope Summary Events	Status	Timestamps
Completed	Security Checked	3/20/2023 2:00:27 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 9/20/2020 7:45:09 PM

Parties agreed to: Sammie Francis Joseph III

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Lennar Corporation, and all applicable affiliated and subsidiary companies, including but not limited to: LMC Living, LLC, LMC Living, Inc., Lennar Commercial Services, LLC, Lennar Commercial Services, Inc., Lennar Homes, LLC, Lennar Homes USA, the Lennar Family of Builders, Lennar Sales Corp., WCI Communities, LLC, Lennar Title Group, Inc., SunStreet Energy Group, Rialto Capital Management (hereinafter individually and/or collectively referred to as “we”, “us” or the “Company”) may provide to you certain written documents, notices or disclosures authorizations, acknowledgements, and other documents that are necessary or required to be provided during the course of our relationship with you (“Documents”). Described below are the terms and conditions for providing to you the Documents through the DocuSign, Inc. (“DocuSign”) electronic signing system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the “I agree” button at the bottom of this document.

Electronic Access: To access these electronic Documents, you must have (a) a personal computer or mobile device and an operating system capable of receiving, accessing, displaying, and either printing or storing information, (b) an Internet connection, and (c) Internet Browser Software such as Internet Explorer®, Google Chrome®, Safari®, or Firefox®. Your Internet Browser Software must support 128-bit encryption and Secure Sockets Layer (SSL) protocol. If you are able to see this Electronic Record and Signature Disclosure, your hardware and software should allow you to access these electronic Documents.

Getting paper copies: At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. As long as you are an authorized user of the DocuSign system you will have the ability to download and print any Documents we send to you through the DocuSign system for a limited period of time, usually 30 days after Documents are first sent to you electronically. After such time, if you wish for us to send you paper copies of Documents, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies of any Documents, previously provided electronically by us to you, by sending us an e- mail at docusign@lennar.com and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

Declining electronic delivery: Upon receipt of your initial electronic communication from DocuSign you may decline further receipt of Documents through the DocuSign system by clicking on the “Decline” button at the bottom of the “Request For Signature Page” of your DocuSign account and provide your reason for declining. This will indicate to us that you have declined to receive required Documents electronically from us and you will no longer be able to use the DocuSign system to receive required Documents electronically from us or to electronically sign Documents from us.

Withdrawing your consent after the initial electronic communication: If you decide to receive Documents from us electronically, you may at any time change your mind and tell us that thereafter that you want to receive required Documents only in paper format. To inform us that you no longer want to receive future Documents in electronic format you may either, (i) decline to sign a Document during your DocuSign session, and on the subsequent page, select the check- box indicating you wish to withdraw your consent, or (ii) send us an e-mail to  docusign@lennar.com and in the body of such request you must state your e-mail, full name, US Postal Address and telephone number.

We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online Documents will be that transactions may take a longer time to process.

Consequences of changing your mind: If you elect to receive required Documents only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need to first send to you the required Documents in paper format, and then wait until we receive back from you, as the case may be, (i) your executed Documents or (ii) your acknowledgment of your receipt of such paper Documents.

All notices and disclosures will be sent to you electronically: Unless you tell us otherwise, in accordance with the procedures described herein, we will provide to you electronically through the DocuSign system, all required transaction Documents. To reduce the chance of you inadvertently not receiving any Document, we prefer to provide all of the required Documents to you by the same method and to the same address that you have given us. Thus, you can receive all the Documents electronically through the DocuSign system or in paper format through the paper mail delivery system. If you do not agree with receiving Documents electronically through the DocuSign system, please let us know as described above. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the Documents electronically from us.

How to contact the Company: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive Documents electronically by sending us email messages at: docusign@lennar.com.

To advise Lennar of your new e-mail address: To let us know of a change in your e-mail address for the purposes of us electronically sending to you Documents you must send an email message to us at docusign@lennar.com and in the body of such request you must state: your previous e-mail address, your new e-mail address.

We do not require any other information from you to change your email address.

In addition, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail addresses in the DocuSign system.

Required hardware and software for access and retention**

Browsers:

Internet Explorer® 8.0 or above compatibility mode is supported only for 9.0 and above (Windows only); Windows Edge Current Version; Mozilla® Firefox Current Version (Windows and Mac); Safari TM 6.2 or above (Mac OS only); Google Chrome® Current Version.

Mobile Signing:	Apple iOS® 7.0 or above. Android TM 4.0 or above. DocuSign Mobile App for Windows Mobile
PDF Reader:	Acrobat® Reader or similar software may be required to view and print PDF files.
Screen Resolution:	1024 x 768 recommended
Enabled Security Settings:	Allow per session cookies.

To retain any electronic Documents, you may either print or download them. To print Documents on your computer, you will need a printer connected to your computer with adequate paper. To download Documents on your computer, you will need an available storage medium, like a hard drive on your computer or a removable thumb drive. To print Documents on your mobile device, you will need a printer linked with your device (e.g., via Wi-Fi, Bluetooth®, etc.) and/or an application (app) that allows for printing. To store Documents on your mobile device you will need (1) sufficient storage space on your mobile device and (2) an app or function that allows for the capture of electronic data (e.g., a screenshot). Please follow the instructions for your particular computer operating system and/or software to print and/or to download Documents. Each individual screen may need to be printed and/or downloaded separately. If you have trouble printing and/or downloading, please contact the manufacturer of your personal computer or mobile device, computer operating system, web browser, app, or other relevant software or another information source of your choosing.

**These minimum requirements are subject to change, from time to time. If these requirements change, we will provide you with an email message advising of such changes, at the email address we have on file for you at that time. Upon your receipt of such notice you will have the right to withdraw your consent, in accordance with the procedures set forth herein. Pre-release (e.g., beta) versions of operating systems and browsers are not supported.

Acknowledging your access and consent to receive materials electronically: To confirm to us that you can access this information electronically, which will be similar to other electronic Documents that we will provide to you, please verify that you were able to (i) read this electronic disclosure, (ii) print on paper or electronically save this page for your future reference, and (iii) access or e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference. Further, if you consent to receiving Documents exclusively in electronic format on the terms and conditions described above, please let us know by checking the “I agree to use electronic records and signatures.” box.

By checking the “I agree to use electronic records and signatures.” box, I confirm that:

•	I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND SIGNATURE DISCLOSURE document; and

•	I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and

•	Until or unless I notify the Company as described above, I consent to receive from exclusively through electronic means all Documents that are required to be provided or made available to me by the Company during the course of my relationship with you.

•	I understand how to cancel the disclosure and consent, should I ever want to do so.